As filed with the Securities and Exchange Commission on June 19,1997 Registration No. 33-333

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            Form S-8
                Registration Statement Under The
                     Securities Act of 1933


                         Boatracs, Inc.
     (Exact Name of Registrant as Specified in Its Charter)



     California                              33-0644381
(State or Other Jurisdiction                (I.R.S. Employer
Identification Number)
of Incorporation or Organization)


6440 Lusk Blvd., Suite D201, San Diego, California       92121
(Address of Principal Executive Offices)              (Zip Code)


             Boatracs, Inc. 1996 Stock Option Plan
                    (Full Title of the Plan)


                  Michael Silverman, President
                         Boatracs, Inc.
                  6440 Lusk Blvd., Suite D201
                  San Diego, California 92121
            (Name and Address of Agent For Service)


                          619-587-1981
  (Telephone Number, Including Area Code of Agent For Service)




                Calculation Of Registration Fee

                                            Proposed
                             Proposed       Maximum
Title of                     Maximum        Aggregate
Securities                   Offering Price Offering    Amount of
to be         Amount to be   Per Share      Price       Registration
Registered    Registered      (1)            (1)        Fee (1)

Common Stock, 1,000,000       $1.00         $1,000,000    $303
no par value
per share, issuable
upon exercise of
Stock Options


(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the maximum number of securities issuable under the plan that are covered by the registration statement, computed upon the average of the bid and asked prices of the Company's Common Stock as reported on the NASDAQ OTC Bulletin Board on June 18, 1997.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which are on file with the Securities and Exchange Commission, are incorporated in the
Section 10(a) prospectus under the Securities Act by reference.

         (a)  The Quarterly Reports of the Registrant, filed on
              Form 10-QSB for the Registrant's Quarter ended
              March 31, 1997.

         (b)  The Annual Report of the Registrant filed on Form
              10-KSB for the Registrants year ended December 31, 1996.

         (c)  The Form 8-A filed with the Commission on November
              2, 1987, describing the class of common stock contained in this Registration Statement.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part thereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to provisions of the California Corporations
Code, Article V of the Company's Amended and Restated Articles of
Incorporation provides that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

         Article VI of the Company's Amended and Restated Bylaws authorizes the Company to indemnify its directors and officers in certain circumstances against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with a proceeding arising out of such person's service in such capacity, if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of the Company and, in the case of a criminal proceeding, had no reason to believe was unlawful. The Company is required to indemnify a director or officer of the Company against expenses actually and reasonably incurred in the event such person is successful on the merits in the defense of any such claim. The indemnification provided by Article VI is not exclusive of any other rights to which such director or officer seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, with respect to action in his or her official capacity and with respect to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Company's Amended and Restated Articles of Incorporation.

         In addition, employment agreements between the Company and certain executive officers of the Company provide that such executive officers shall each be indemnified against all liabilities, damages, costs, expenses, attorneys' fees and claims (each, a "Claim"), and all costs, expenses and attorneys' fees incurred in the defense of any such Claim, arising from certain circumstances relating to such executive officer's employment, except to the extent caused by such executive officer's negligent act, wilful misconduct or breach under such agreement. The Company is required to defend at its sole cost any action or proceeding brought against such executive officer by reason of any such Claims upon notice from the executive officer.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

         The Exhibit Index immediately preceding the exhibits attached is incorporated herein by reference.

Item 9.  UNDERTAKINGS

         The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i)  to include any prospectus required by section
              10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         The Registrant hereby agrees that, for the purposes of determining any liability under said Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         The Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

         The Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California on June 19, 1997.

                   BOATRACS, INC.



                   By:   /S/ MICHAEL SILVERMAN
                         Michael Silverman, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Silverman and Dale Fisher, or either of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


/S/MICHAEL SILVERMAN        Chairman of the     June 19, 1997
Michael Silverman           Board, Chief
                            Executive Officer
                            (Principal
                            Executive
                            Officer)


/S/ANNETTE FRISKOPP         Chief Operating     June 19, 1997
Annette Friskopp            Officer, Director


/S/ DALE FISHER             Chief Financial     June 19, 1997
Dale Fisher                 Officer
                            (Principal
                            Financial Officer
                            & Accounting
                            Officer)


/S/ NORMAN KANE             Director            June 19, 1997
Norman Kane


/S/ LUIS MAIZEL             Director            June 19, 1997
Luis Maizel


/S/ ILANA SILVERMAN         Director            June 19, 1997
Ilana Silverman


/S/ MITCHELL LYNN           Director            June 19, 1997
Mitchell Lynn

/S/ JULIUS TRUMP            Director            June 19, 1997
Julius Trump

                         EXHIBIT INDEX


Item

4.1  Boatracs, Inc. 1996 Stock Option Plan, as amended

4.2  Form of Stock Option Agreement

4.3  Second Amended Plan of Reorganization of First National
     Corporation (Incorporated by reference to First National
     Corporation's Current Report on Form 8-K dated January 9,
     1995)

4.4  Bankruptcy Court Order Confirming Second Amended Plan of
     Reorganization of First National Corporation (Incorporated by reference to First National Corporation's Current Report on Form 8-K dated January 9, 1995)

5.1  Opinion of Solomon Ward Seidenwurm & Smith

23.1 Consent of Deloitte & Touche

23.2 Consent of Solomon Ward Seidenwurm & Smith (see Exhibit 5.1)